UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/18/2009

Atlas Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4998

Delaware	23-3011077
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1550 Coraopolis Heights Road
Moon Township, PA 15108
(Address of principal executive offices, including zip code)

(412) 262-2830
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2009, the Managing Board of Atlas Pipeline Partners GP, LLC (the "General Partner"), the general partner of Atlas Pipeline Partners, L.P. (the "Partnership"), appointed Robert W. "Trey" Karlovich, III, as the General Partner's Chief Accounting Officer. Since September 2006, Mr. Karlovich, age 32, has been the Controller of Atlas Pipeline Mid-Continent, LLC, a wholly-owned subsidiary of the Partnership. Prior to joining the Partnership, Mr. Karlovich was the Controller for Syntroleum Corporation, a publicly-traded energy company, from April 2005 until September 2006, and Accounting Manager from February 2004. Mr. Karlovich also worked as a public accountant with Arthur Andersen LLP and Grant Thornton LLP where he served numerous public clients and energy companies. Sean P. McGrath, the General Partner's former Chief Accounting Officer, resigned his position effective November 18, 2009, but will continue as Chief Accounting Officer of Atlas Energy, Inc., the indirect parent of the General Partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Pipeline Partners, L.P.

Date: November 18, 2009	By:	/s/ Gerald R. Shrader
Gerald R. Shrader
Chief Legal Officer and Secretary